UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

REMEDENT, INC.
(Exact name of registrant as specified in its charter)

Commission file number 001-15975

Nevada	86-0837251
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Zuiderlaan 1-3 bus 8, 9000 Ghent, Belgium	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:011 32 9 241 58 80

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 23, 2021, the Company filed a Form 15 with the Securities and Exchange Commission to voluntarily deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended. The Company is eligible to deregister its common stock by filing a Form 15 under Section 12(g) of the Exchange Act because the Company has fewer than 300 holders of record. The Company’s obligation to file periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under Section 13(a) of the Exchange Act were suspended upon filing the Form 15. The deregistration under Section 12(g) of the Exchange Act is expected to be effective 90 days after filing the Form 15 at which time the Company’s other filing requirements under Section 13(a) of the Exchange Act will terminate.

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The decision of the Company’s Board of Directors to deregister its common stock was based on the consideration of numerous factors, including the substantial cost savings to the Company as a result of the elimination of SEC reporting requirements, including the costs relating to preparing and filing periodic reports and other SEC documents, legal and accounting costs, compliance costs and other public reporting company-related.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated June 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC.
(Registrant)

Dated: June 29, 2021	By:	/s/ Guy De Vreese
	Name:	Guy De Vreese
	Title:	Chief Executive Officer

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